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                                                                  EXHIBIT 23.24

                        CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the Incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement (Form S-4 No. 333-12207) of AccuStaff Incorporated of our report dated February 5, 1996 relating to the financial statements of TSG Professional Services, Inc., which are contained in the Current Report on Form 8-k dated September 16, 1996, of Career Horizons, Inc.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ Dubois & Bornstein

                                          Professional Corporation

Manchester, New Hampshire

October 4, 1996